UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2008

Washington Federal, Inc.

(Exact name of registrant as specified in its charter)

Washington	0-25454	91-1661606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Pike Street, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (206) 624-7930

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Washington Federal, Inc. has previously disclosed that it holds approximately $90 million par value of Fannie Mae and Freddie Mac perpetual preferred stock. Such securities are held in the Company’s available for sale portfolio and as such are subject to a potential other than temporary impairment charge. The estimated fair market value of these securities has declined from $64 million at June 30, 2008 to $30 million as of August 27, 2008. The precise amount of losses or other than temporary impairment that may be incurred on these securities during the 4th fiscal quarter is difficult to determine, given the significant volatility being experienced in the market values.

Although the Company has made no decision regarding the disposition of these assets, should they ultimately be a total loss, the Company’s tangible capital would still exceed 9% of assets providing a substantial margin over the 5% ratio used by its primary regulator to qualify for “well-capitalized” status.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 28, 2008	WASHINGTON FEDERAL, INC.

	By:	/s/ BRENT J. BEARDALL
Brent J. Beardall
Executive Vice President
and Chief Financial Officer

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